UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2007

MERGE TECHNOLOGIES INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6737 W. Washington Street, Milwaukee, Wisconsin		53214-5650
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(414) 977-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2006, we entered into a settlement agreement with Brian E. Pedlar, a former executive officer of our company. Mr. Pedlar last served, from July 3, 2006 until his departure on August 18, 2006, as our interim co-CEO and co-President, as well as the President of our subsidiary, Cedara Software Corporation. In September 2006, Mr. Pedlar filed suit in Ontario, Canada against us and Cedara, claiming that he had been constructively discharged from his positions, and that we had defamed him in describing his departure in public releases and filings with the Securities and Exchange Commission. Without admitting any of the allegations of his complaint, we agreed with Mr. Pedlar to settle his claims. Pursuant to the settlement, we agreed to pay Mr. Pedlar a total of CDN$586,000 (less required tax withholding) and to pay CDN$90,000 for Mr. Pedlar’s attorneys’ fees and expenses in the employment proceedings. Pursuant to the settlement, Mr. Pedlar agreed to provide reasonable cooperation with separate ongoing investigations currently being conducted by Committees of our Board of Directors. The settlement also included customary provisions addressing non-disparagement, confidentiality, mutual releases and dismissal of the legal action.

A copy of the Minutes of Settlement among the parties is attached as Exhibit 10.20 to this Current Report on Form 8-K and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

February 28, 2007	By:	Douglas R. Newkirk

Name: Douglas R. Newkirk
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.20	Minutes of Settlement among Merge Technologies, Cedara Software and Brian Pedlar, dated Feb. 22, 2007